As filed with the Securities and Exchange Commission on August 27, 1998

                                                    REGISTRATION  NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                METALS USA, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             76-0533626
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                                 THREE RIVERWAY
                                    SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 965-0990
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                METALS USA, INC.
                                   401(K) PLAN
                              (Full Title of Plan)

                                ARTHUR L. FRENCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                METALS USA, INC.
                                 THREE RIVERWAY
                                    SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 965-0900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                              WILLIAM D. GUTERMUTH
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER, PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM              PROPOSED          AMOUNT OF
         TITLE OF                             AMOUNT TO           OFFERING         MAXIMUM AGGREGATE   REGISTRATION
SECURITIES TO BE REGISTERED                BE REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(2)        FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         500,000           $14.00                $7,000,000       $2,065
=====================================================================================================================

(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Metals USA, Inc. 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this Registration Statement is deemed to register an indeterminate amount of employee participation interests in the Plan that constitute separate securities.

(2) Pursuant to Rule 457(c), the registration fee for these shares is calculated based on the average of the high and low sales price per share of the Company's Common Stock, as reported by the New York Stock Exchange on August 26, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      Metals USA, Inc., a Delaware company, ("the Company") hereby incorporates by reference into this registration statement (the "Registration Statement"):
(i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Form 8-A, dated July 10, 1997, including any amendment or report filed for the purpose of updating such description; and
(iii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1997.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The Company will provide, without charge, to each participant in the Company's 401(k) Plan (the "Plan"), on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3. All such requests should be directed to Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056, Attention: John A. Hageman, Senior Vice President, General Counsel and Secretary, phone number (713) 965-0990.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

      In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

      The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


  4.1       The Metals USA, Inc. 401(k) Plan

  5.1       Opinion of Bracewell & Patterson, LLP

 23.1       Consent of Arthur Andersen LLP

 23.2       Consent of Ernst & Young LLP

 23.3       Consent of McGladrey & Pullen, LLP

 23.4       Consent of Rubin, Brown Gornstein & Co.

 23.5       Consent of Klein, Bogakos and Rovertson, CPA's Inc.

 23.6       Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)

 23.7       Consent of Ernst & Young LLP

 23.8       Consent of Perkins & Company, P.C.

 23.9       Consent of Arthur Andersen LLP

23.10       Consent of Arthur Andersen LLP

 24.1       Form of Power of Attorney

ITEM 9. UNDERTAKINGS.

      A.    UNDERTAKING TO UPDATE

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    UNDERTAKING WITH RESPECT TO INDEMNIFICATION

                  Insofar as indemnification for liabilities arising under the
            Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           [SIGNATURE PAGE FOLLOWS]

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on August 27, 1998.

                                          METALS USA, INC.


                                          By: /s/ ARTHUR L. FRENCH
                                                  Arthur L. French,
                                                  PRESIDENT AND CHIEF EXECUTIVE
                                                   OFFICER

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on August 27, 1998.


                SIGNATURE                            TITLE
              -------------                        ---------
            /s/ ARTHUR L. FRENCH           Chairman of the Board and Chief
                Arthur L. French           Executive Officer (Principal
                                           Executive Officer)


         /s/ J. MICHAEL KIRKSEY            Chief Financial Officer and Director
             J. Michael Kirksey            (Principal Financial Officer)

          /s/ TERRY L. FREEMAN             Chief Accounting Officer and
              Terry L. Freeman             Corporate Controller (Principal
                                           Accounting Officer)

           ARNOLD W. BRADBURD*             Vice-Chairman of the Board of
                                           Directors

               MARK ALPER*                 Director

         MICHAEL E. CHRISTOPHER*           Director

            CRAIG R. DOVEALA*              Director

            WILLIAM B. EDGE*               Director

            STEVEN S. HARTER*              Director

            A. LEON JEFFREYS*              Director

            TOMMY E. KNIGHT*               Director

          RICHARD H. KRISTINIK*            Director

          PATRICK A. NOTESTINE*            Director

           LESTER G. PETERSON*             Director

           T. WILLIAM PORTER*              Director

              TOM SHAPIRO*                 Director

           RICHARD A. SINGER*              Director

         *BY:/s/ ARTHUR L. FRENCH
                 Arthur L. French
                 Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          DESCRIPTION                           PAGE
--------                      ----------------                     ------------
   4.1    The Metals USA, Inc. 401(k) Plan.........................

   5.1    Opinion of Bracewell & Patterson, L.L.P..................

  23.1    Consent of Arthur Andersen LLP...........................

  23.2    Consent of Ernst & Young LLP.............................

  23.3    Consent of McGladrey & Pullen, LLP.......................

  23.4    Consent of Rubin, Brown Gornstein & Co...................

  23.5    Consent of Klein, Bogakos and Robertson, CPA's Inc.......

  23.6    Consent of Bracewell & Patterson, L.L.P.
           (included in Exhibit 5.1) ..............................

  23.7    Consent of Ernst & Young LLP ............................

  23.8    Consent of Perkins & Company, P.C........................

  23.9    Consent of Arthur Andersen LLP...........................

  23.10   Consent of Arthur Andersen LLP...........................

  24.1    Form of Power of Attorney................................